Exhibit 10.1

STOCK PURCHASE AGREEMENT

BETWEEN

OWNERTEL, INC.,

WILLIAM G. HEAD, III,

ELIZABETH CREWS

AND

BLUEPOINT FINANCIAL, LLC

DATED AS OF

THE 30TH DAY OF APRIL, 2007

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of April, 2007 (the “Agreement Date”) by and among OWNERTEL, INC., a corporation organized and existing under the laws of the State of Georgia (“Company”); WILLIAM G. HEAD, III (“Head”), ELIZABETH CREWS (“Crews”) and BLUEPOINT FINANCIAL, LLC, a Nevada limited liability company (“Investor”).

RECITALS:

WHEREAS, the Company is significantly delinquent in its periodic filings with the U.S. Securities and Exchange Commission (“SEC”);

WHEREAS, the Company requires a substantial cash infusion in order to make any necessary SEC filings, and to operate in the manner as determined by the officer(s) and director(s) after Closing;

WHEREAS, Head and Crews are the largest shareholders of the Company;

WHEREAS, the Investor wishes to purchase from each of Head and Crews 5,250,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and have the Company issue to Investor 50,000,000 shares of Common Stock upon the terms and subject to the conditions of this Agreement; and

WHEREAS, the parties intend to memorialize the sale of said Common Stock by Head and Crews and the issuance of said Common Stock by the Company and the purchase of all of said Common Stock by Investor.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and premises contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE SUPERSEDER AND DEFINITIONS

1.1.          Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2.          Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3.          Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

(a)	“1933 Act” means the Securities Act of 1933, as amended.

(b)           “1934 Act” means the Securities Exchange Act of 1934, as amended.

(c)           “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

(d)          “Articles” means the Articles of Incorporation of the Company as the same may be amended from time to time.

(e)          “Closing” shall mean the Closing of the transactions contemplated by this Agreement on the Closing Date.

(f)           “Closing Date” means not more than five (5) business days following the Agreement Date.

(g)          “Common Stock” means shares of common stock of the Company, par value $0.001 per share

(h)          “Material Adverse Effect” shall mean any event, change or effect that is materially adverse, individually or in the aggregate, to the condition (financial or otherwise), business, operations, properties of the Company or its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to perform any of its material obligations under this Agreement or to perform its obligations under any other material agreement.

(i)           “Georgia Code” means the Corporation Law of Georgia, as amended.

(j)           “Person” means an individual, partnership, firm, limited liability company, trust, joint venture, association, corporation, or any other legal entity.

(k)          “Preferred Stock” means shares of preferred stock of the Company, par value $0.001 per share.

(l)           “Purchase Price Payable to the Company” means the Thirty Thousand Dollars ($30,000) to be paid by the Investor to the Company for the Common Stock to be issued by the Company to the Investor.

(m)         “Purchase Price Payable to Crews” means the Three Thousand One Hundred Fifty Dollars ($3,150) to be paid by the Investor to Crews for the Common Stock being sold by Crews to the Investor.

(n)          “Purchase Price Payable to Head” means the Three Thousand One Hundred Fifty Dollars ($3,150) to be paid by the Investor to Head for the Common Stock being sold by Head to the Investor.

(o)	“SEC” means the Securities and Exchange Commission.

(p)          “SEC Filings” shall mean all periodic and current reports which the Company will be filing with the SEC.

(q)          “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2, 3.3, 3.4 and 3.5 hereof.

ARTICLE II

ISSUANCE, SALE AND PURCHASE OF

OWNERTEL, INC. COMMON STOCK

2.1.          Sale of Common Stock Owned by Head and Crews. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, Head and Crews shall each sell to the Investor, and the Investor agrees to purchase from each of Head and Crews, on the Closing Date, Five Million Two Hundred Fifty Thousand (5,250,000) shares of Common Stock in exchange for the Purchase Price Payable to Head and the Purchase Price Payable to Crews, respectively. Head and Crews shall each cause said shares of Common Stock to be transferred to the Investor at Closing.

2.2.          Issuance and Sale of Common Stock by the Company. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, the Company agrees to issue to the Investor, and the Investor agrees to purchase from the Company, on the Closing Date Fifty Million (50,000,000) shares of Common Stock in exchange for the Purchase Price Payable to the Company. The Purchase Price payable to the Company shall be paid by the Investor to the Company on the Closing Date by a wire transfer to the Company. The Company shall cause the Common Stock to be issued to the Investor at Closing.

2.3.         Purchase Price. The Purchase Price Payable to Head and the Purchase Price Payable to Crews shall be delivered by the Investor to each of Head and Crews in good check at Closing. The Purchase Price Payable to the Company shall be in the form of checks or wire transfers made payable to the Company in United States Dollars on and after the Closing Date.

ARTICLE III

CLOSING DATE AND DELIVERIES AT CLOSING

3.1.         Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company at 5:00 p.m. local time on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2.         Deliveries by Head. In addition to and without limiting any other provision of this Agreement, Head agrees to deliver, or cause to be delivered, to the Investor, the following:

(a)          On the Agreement Date, an executed counterpart of the Agreement on behalf of Head and the Company with all exhibits and schedules attached hereto;

(b)          At or prior to Closing, certificates for 5,250,000 shares of Common Stock;

(c)          At or prior to Closing, the certificate of Head, the President of the Company, certifying the approval of the Board of Directors of the transactions contemplated by this Agreement;

(d)          Such other documents or certificates as shall be reasonably requested by Investor; and

(e)          An executed counterpart signature page of the Consulting Agreement by and between Head and the Company dated as of the Closing Date (the “Head Consulting Agreement”).

3.3.         Deliveries by Crews. In addition to and without limiting any other provision of this Agreement, Crews agrees to deliver, or cause to be delivered, to the Investor, the following:

(a)          On the Agreement Date, an executed counterpart of the Agreement on behalf of Crews and the Company with all exhibits and schedules attached hereto;

(b)          At or prior to Closing, certificates for 5,250,000 shares of Common Stock;

(c)          Following Closing, the resignation by Crews from any positions she holds as an officer or director of the Company;

(d)          Such other documents or certificates as shall be reasonably requested by Investor; and

(e)          An executed counterpart signature page of the Consulting Agreement by and between Crews and the Company dated as of the Closing Date (the “Crews Consulting Agreement” and, collectively with the Head Consulting Agreement, the “Consulting Agreements”).

3.4.         Deliveries by the Company. In addition to and without limiting any other provision of this Agreement, the Company agrees to deliver, or cause to be delivered, to the Investor, the following:

(a)          On the Agreement Date, an executed counterpart of the Agreement with all exhibits and schedules attached hereto;

(b)          At or prior to Closing, certificate(s) for 50,000,000 shares of Common Stock in the name of Investor;

(c)           At or prior to Closing, evidence of approval of the Board of Directors and shareholders (as necessary) of the Company of the Transaction Documents and the transactions contemplated hereby;

(d)          All books and records of the Company and such other documents or certificates as shall be reasonably requested by Investor; and

(e)          Executed counterpart signature pages of each of the Consulting Agreements.

3.5.         Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to the Company, the following:

(a)          At Closing, the Purchase Price Payable to Head, the Purchase Price Payable to Crews and the Purchase Price Payable to the Company;

(b)          On the Agreement Date, an executed counterpart of the Agreement with all Exhibits and Schedules attached hereto;

(c)          Such other documents or certificates as shall be reasonably requested by the Company or its counsel; and

(d)           Executed counterpart signature pages of each of the Consulting Agreements.

In the event any document provided to the other parties in Paragraphs 3.2, 3.3, 3.4 or 3.5 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.6.          Further Assurances. The Company, Head, Crews and the Investor shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF

OWNERTEL, INC.

The Company represents and warrants to the Investor as of the date hereof and as of the Closing Date (which warranties and representations shall survive the Closing Date regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1.          Organization and Qualification. Ownertel, Inc. is a corporation duly organized under the laws of the State of Georgia and has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the properties used in connection therewith.

4.2.         Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-laws, as amended to date, are attached as Schedule 4.2.

4.3.          Capitalization.

(a)          As of the Agreement Date, the authorized capital stock of the Company consists of, and, as of the Closing Date, will consist of, 100,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock, of which 22,093,886 shares of Common Stock and zero (0) shares of Preferred Stock are, and will be, issued and outstanding. As of the Agreement Date, all shares of capital stock are, and as of the Closing Date, all shares of the Company’s capital stock will be, duly authorized and said 22,093,886 shares of Common Stock outstanding were and will be validly issued, fully paid and not assessable, and free of preemptive rights.

(b)          As of the Agreement Date and as of the Closing Date, there are and will be no outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company will not issue any stock, options, warrants, or other rights to Company stock prior to the Closing Date.

(c)          On the Closing Date, the Company (i) will have full right, power, and authority to sell, assign, transfer, and deliver, by reason of record and beneficial ownership, to the Investor, 50,000,000 shares of Company Common Stock hereunder, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

4.4.        Authority. The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Common Stock, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.5.        Undisclosed Liabilities. Except as set forth on Schedule 4.5, the Company has no outstanding or unpaid liabilities or obligations and there is no basis for any future legal proceeding, charge, complaint, claim or demand against the Company giving rise to any liabilities or obligations.

4.6.        Litigation or Proceedings. There are no actions, arbitrations, audits, hearings, investigations, litigations or suits (whether civil, criminal, administrative, judicial or investigative, pending or threatened by or against the Company and no event has occurred or circumstance exists that is reasonably likely to give rise to or serve as a basis for any such proceedings.

4.7.        Taxes. The Company has timely paid all taxes required to be paid by it through the Agreement Date and the Closing Date (including any taxes shown due on any tax return) and has filed or caused to be filed in a timely and proper manner all tax returns required to be filed by it with the appropriate governmental body in all jurisdictions in which such tax returns are required to be filed. Copies of all tax returns have been provided to the Investor.

4.8.        Full Disclosure. No representation or warranty made by the Company in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

OF HEAD AND CREWS

Each of Head and Crews represents and warrants to the Investor as of the date hereof and as of Closing as follows:

5.1.	Common Stock Owned by Head and Crews.

(a)          As of the Agreement Date, each of Head and Crews is the lawful record and beneficial owner of 5,250,000 shares of Common Stock, evidenced by stock certificates, copies of which are attached at Schedule 5.1.1, free and clear of any and all liens, claims, charges, pledges, security interests or other encumbrances of any nature whatsoever. As of the Agreement Date, all of said 5,250,000 shares of Company Common Stock held by Head and Crews are duly authorized, were validly issued, fully paid and not assessable, and free of preemptive rights.

(b)          As of the Agreement Date, there are no, and as of the Closing Date there will not be any, outstanding options, warrants, rights to subscribe for, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, the Common Stock owned by Head and Crews, or agreements, understandings or arrangements to which Head and Crews is a party, or by which either Head or Crews is or may be bound, to issue warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of the Common Stock owned by Head or Crews.

(c)          Head and Crews will each, on the Closing Date, (i) have full right, power, and authority to sell, assign, transfer, and deliver hereunder, by reason of record and beneficial ownership, to the Investor, 5,250,000 shares of Common Stock owned by Head or Crews, free and clear of all liens, charges, claims, options, pledges, restrictions, and encumbrances whatsoever.

5.2.        Authority. Head and Crews each has all requisite power and authority to execute and deliver this Agreement and the Common Stock, and to perform all obligations hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Head and Crews and the consummation of the transactions contemplated hereby have been duly authorized by all individual action and no other proceedings by Head and Crews’ necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Head and Crews and constitutes the legal, valid and binding obligation of Head and Crews, enforceable against Head and Crews in accordance with its terms. The execution and delivery of this Agreement by Head and Crews does not, and the performance by Head and Crews of their obligations hereunder will not, (a) violate or conflict with any provision of the Articles of Incorporation or Bylaws of the Company (b) violate any of the terms, conditions or provisions of any law, rule, regulation, order, writ, injunction, judgment or decree of any court, governmental authority, or regulatory agency, or (c) result in a violation or breach of, or constitute (with or without the giving of notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, indenture, debenture, security agreement, trust agreement, lien, mortgage, lease, agreement, license, permit, or other agreement, instrument or obligation, oral or written, to which Head, Crews or the Company is a party or by which any of them or any of their respective properties is bound.

5.3.        Company Representations and Warranties. As the sole officers and directors of the Company, each of Head and Crews hereby jointly represent and warrant that each of the Company’s representations and warranties set forth in Article IV hereof are true and correct as of the Agreement Date and will continue to be true and correct as of the Closing Date.

5.4.        Full Disclosure. No representation or warranty made by Head or Crews in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

The Investor represents and warrants to the Company that:

6.1.        Organization and Standing of the Investor. The Investor is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Nevada. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address. The Investor was not formed for the purpose of investing solely in the Common Stock which is the subject of this Agreement.

6.2.        Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the securities being sold to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary partnership action where appropriate. This Agreement has been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

6.3.         No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s charter documents or bylaws where appropriate or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties ( except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the securities from the Company in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Investor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

6.4.        Financial Risks. The Investor acknowledges that such Investor is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from the Company and that, subject to further investigations of the Company after Closing, it will have been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from the Company by virtue of its experience as an investor and its knowledge, experience, and sophistication in financial and business matters and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from the Company.

6.5.        Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Company.

6.6.         Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

6.7.        Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Payment for the Common Stock to be issued by the Company will be made going forward following additional inquires.

6.8.         Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from the Company involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Company. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from the Company.

6.9.        Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VII

COVENANTS OF THE COMPANY

7.1.         Reservation Of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to issue the shares of Common Stock contemplated by this Agreement.

7.2.        Legal Opinions Regarding Removal of Restrictive Legends. Assuming that they have performed their duties under the Consulting Agreements, at any time subsequent to that date which is ninety (90) days after the date on which they are no longer officers, directors or holders of greater than 10% of the Company’s issued and outstanding shares of Common Stock, the Company will request that its counsel issue a legal opinion authorizing the removal of the restrictive legends on all stock certificates evidencing ownership of shares of the Company’s Common Stock by Head and Crews.

7.3.         Books and Records. The Company shall deliver to the Investor all books and records of the Company, including but not limited to, all minute books, financial statements, general ledgers, financial books and records, contracts, tax returns, stock ledgers and stock transfer records, as requested by Investor.

ARTICLE VIII

COVENANTS OF THE INVESTOR

8.1.        Compliance with Law. The Investor’s trading activities with respect to shares of the Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Common Stock is listed.

8.2.        Transfer Restrictions. The Investor acknowledges that (1) the Common Stock has not been registered, and may not be transferred unless (A) subsequently registered thereunder or (B) the Investor shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Common Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Common Stock made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

8.3.         Restrictive Legend. The Investor acknowledges and agrees that the Common Stock, until such time as the Common Stock has been registered and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Shares, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (I) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS. OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

ARTICLE IX

CONDITIONS PRECEDENT TO

THE COMPANY’S, HEAD’S AND CREWS’ OBLIGATIONS

The obligation of the Company, Head and Crews to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

9.1.         No Termination. This Agreement shall not have been terminated pursuant to Article XI hereof.

9.2.         Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

9.3.        Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by it prior to or at the Closing Date.

9.4.         No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

ARTICLE X

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

10.1.      No Termination. This Agreement shall not have been terminated pursuant to Article XI hereof.

10.2.      Representations True and Correct. The representations and warranties of the Company and of each of Head and Crews contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on as of the Closing Date.

10.3.      Compliance with Covenants. The Company, Head and Crews shall have each performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by each of them prior to or at the Closing Date.

10.4.      No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions proposed hereby.

10.5.      Delivery of Books and Records. All books and records of the Company requested by Investor shall be delivered to the Investor on or before the Closing Date.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1.      Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)          by mutual written consent of the Investor, the Company, and Head and Crews;

(b)          by the Company or by Head and Crews upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor set forth in this Agreement, or the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company or Head and Crews set forth in this Agreement, or if any representation or warranty of the Company, respectively, shall have become untrue, in either case such that any of the conditions set forth in Article IX or Article X hereof would not be satisfied (a “Terminating Breach”), and such breach shall, if capable of cure, not have been cured within five (5) business days after receipt by the party in breach of a notice from the non- breaching party setting forth in detail the nature of such breach.

11.2.      Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 11.1 hereof, there shall be no liability on the part of the Company or Head and Crews or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

11.3.      Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

11.4.      Waiver. At any time prior to the Closing Date, the Company, Head and Crews, or the Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XII

GENERAL PROVISIONS

12.1.      Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

12.2.	Indemnification.

(a)          Head and Crews shall jointly and severally indemnify and hold Investor, the Company, and their respective heirs, executors, administrators, officers, directors, shareholders, employees, agents, successors and permitted assigns (collectively “Buyer Parties”) harmless from and against any loss, damage (including without limitation incidental and consequential damages), deficiency, cost, expense or diminution of value, whether or not involving a third-party claim (a “Loss”) resulting from (i) any misrepresentation, any breach of any representation, warranty or covenant of Head, Crews or the Company contained herein or in any agreement, Schedule, Exhibit or document delivered or to be delivered pursuant hereto or any failure to perform any covenant or obligation of Head, Crews or the Company contained herein or in any other documents delivered or to be delivered pursuant to this Agreement; or (ii) any claims, actions, judgments, costs and expenses incident to the foregoing (including without limitation costs of investigation and reasonable attorneys’ fees).

(b)          Investor shall indemnify and hold Head and Crews, their respective heirs, executors, administrators and permitted assigns (collectively, “Seller Parties”) harmless from and against any Loss resulting from (i) any misrepresentation, any breach of any representation or warranty of the Investor contained herein or in any Schedule, Exhibit or document delivered or to be delivered pursuant to this Agreement or the failure to perform any obligation of the Investor contained herein or in document delivered or to be delivered pursuant to this Agreement; or (ii) any claims, actions, judgments, costs and expenses incident to the foregoing (including without limitation costs of investigation and reasonable attorneys’ fees).

12.3.      Headings. The table of contents and Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.4.      Entire Agreement. This Agreement (together with the Schedules, Exhibits and documents referred to herein) and the Consulting Agreements constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

12.5.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to the Company:

Federal Express:

116 North Brook Drive #306

Raleigh, North Carolina 27609

Mail:

P.O. Box 6692

Raleigh, North Carolina 27628

Attention: William G. Head, III

If to Head:

Federal Express:

116 North Brook Drive #306

Raleigh, North Carolina 27609

Mail:

P.O. Box 6692

Raleigh, North Carolina 27628

If to Crews:

6726 North River Shore Drive

Tampa, Florida 33604

If to the Investor:

Bluepoint Financial, LLC

205 Van Buren Street

Suite 220

Herndon, Virginia 20170

Attention: Robert Druzak, Manager

12.6.      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12.7.       Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

12.8.      Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

12.9.      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without giving effect to applicable principles of conflicts of law.

12.10.    Jurisdiction. This Agreement shall be exclusively governed by and construed in accordance with the laws of the Commonwealth of Virginia. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be in the Circuit Court of Fairfax County, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

12.11.    Preparation and Filing of Securities and Exchange Commission Filings. Head and Crews shall each reasonably assist and cooperate with the Company in the preparation of all filings with the SEC after the Closing Date. However, as further addressed in the Consulting Agreements, neither Head nor Crews is required to spend more than 5 hours per week for a period of one month following Closing (unless extended by the parties) to assist and cooperate in the preparation of all SEC filings.

12.12.    Further Assurances. Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

12.13.    Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby for a period of two (2) years after Closing, at which time all of said representations, warranties, covenants and agreements will be merged into the respective Closing documents.

12.14.    Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

12.15.    Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.16.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

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IN WITNESS WHEREOF, the Investor, the Company, Head and Crews have as of the date first written above executed this Agreement.

THE COMPANY:

OWNERTEL, INC.,

a corporation organized and existing under the laws

of the State of Georgia

By:	/s/ William G. Head, III
William G. Head, III, President

HEAD:

/s/ William G. Head, III

William G. Head, III, individually

CREWS:

/s/ Elizabeth Crews

Elizabeth Crews, individually

INVESTOR:

BLUEPOINT FINANCIAL, LLC,

a Nevada limited liability company

By:	/s/ Robert Druzak
Robert Druzak, Manager